UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 5, 2021, Zynga Inc., a Delaware corporation (“Zynga”), completed its previously announced acquisition of the Beijing-based game studio Beijing StarLark Technology Co., Ltd. (“StarLark”), the Golf Rival mobile game franchise and related other games, intellectual properties, business records and specified other assets and liabilities (collectively, the “Transaction”), pursuant to the Master Business Transfer Agreement dated as of August 3, 2021 (the “Agreement”) among Zynga, Beijing Fotoable Technology Limited (“Fotoable”), Funjoy Technology Limited (“Funjoy”), Lvy Technology Limited (“Lvy”), StarLark and certain other parties (collectively with Fotoable, Funjoy, Lvy and StarLark, the “Sellers”).

At closing, including the adjustments set forth in the Agreement, Zynga paid approximately $316 million in cash (the “Closing Cash Consideration”) and issued 20,009,528 shares (the “Zynga Stock Consideration,” and together with the Closing Cash Consideration, the “Total Purchase Consideration”) of Class A common stock of Zynga (the “Zynga Stock”) based on the average closing price of the Zynga Stock during a 30 trading day period preceding the date of the Agreement. The Zynga Stock Consideration was issued in reliance on exemptions from the registration requirements of Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) and/or Regulation S of the Securities Act.  Pursuant to the Agreement, Zynga expects to file a registration statement on Form S-3 to register the Zynga Stock Consideration for resale within thirty days following the closing date.

Pursuant to the Agreement, $40 million of the Closing Cash Consideration was deposited into an escrow fund in cash as security for certain indemnification obligations of the Sellers.

A copy of the Agreement is attached as Exhibit 2.1 to Zynga’s Current Report on Form 8-K filed on August 5, 2021. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 3.01. Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the consideration delivered to the Sellers at closing consisted of the Zynga Stock Consideration. The Zynga Stock Consideration was issued in reliance on exemptions from the registration requirements of the Securities Act provided by Section 4(a)(2) and/or Regulation S of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On October 7, 2021, Zynga issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1+

Master Business Transfer Agreement, dated as of August 3, 2021, by and among the Registrant, Beijing Fotoable Technology Limited, Funjoy Technology Limited, Beijing Guoren Interactive Technology Co., Ltd., Shanghai Xianke Guanchen Management Center, Shanghai Lanfeng Tuoyuan Management Center (Limited Partnership), Lvy Technology Limited and Beijing StarLark Technology Co., Ltd. (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K (File Number 001-35375) filed on August 5, 2021)

99.1	Press Release, dated October 7, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
+

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: October 7, 2021	By:	/s/ James Gerard Griffin
James Gerard Griffin
Chief Financial Officer